Exhibit 10.30

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT is entered into as of July 1, 2013 by and among Logic International Consulting Group, LLC (the "Company''), with offices located at 711 5th Avenue, 16th Floor, New York, New York, 10022 and Lattimore Properties, Inc. (the "Consultant"),

WHEREAS, the Company desires to retain the Consultant to provide it with those services set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby covenant and agree as follows:

1.  Retention of Consultant.  The Company hereby retains and engages the Consultant and the Consultant accepts such engagement, in each case subject to the terms and conditions of this Agreement.  Consultant shall provide services to the Company pursuant to this Agreement for the period commencing on July 1, 2013 and ending at the close of business on July 1, 2014 unless terminated by the Company or the Consultant earlier on thirty days prior written notice to Consultant or the Company respectively (the "Term").  The Term hereof may be extended upon the mutual written agreement of the Company and the Consultant.

2.  Services.  During the Term, the Consultant shall provide the services set forth on Schedule A hereto, which is incorporated herein by reference. The Company agrees to provide Consultant with unlimited access to personnel, equipment and all those supplies Consultant deems reasonably necessary in order to enable Consultant to perform hereunder.

3.  Compensation.  The Company shall pay the Consultant for services performed pursuant to this Agreement in accordance with the payment terms set forth on Schedule 8 hereto which is incorporated herein by reference.

4.  Representations and Warranties of the Company.  The Company hereby represents and warrants to Consultant that:

(a)
The Company has the power to execute, deliver and perform the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement.  The Company has duly authorized, executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except to  the  extent that the enforceability hereof may be limited by bankruptcy, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles (regardless of whether enforcement is sought in equity or law); and

(b)
Neither the execution, delivery or performance by the Company of this Agreement, nor compliance by the Company with the terms and provisions hereof will (i) contravene any provision of any applicable law, statute, rule or  regulation or any  order, writ, injunction or decree of any court or governmental instrumentality,  (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or obligation to create or impose) any lien upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed or trust, credit agreement or loan agreement or any other agreement, contract or instrument to which the Company is a party or by which the Company or any of its property or assets is bound or to which it may be subject, or (iii) violate any provision of the articles or certificate of incorporation or bylaws (or similar organizational documents) of the Company or any of its subsidiaries.

5.  Representations and Warranties of Consultant.  The Consultant hereby represents and warrants to the Company that:

(a)
The Consultant has the power to execute, deliver and perform the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement.  The Consultant had duly authorized, executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligation of the Consultant enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by bankruptcy, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles (regardless of whether enforcement is sought in equity or at law); and

(b)
Neither the execution, delivery or performance by the consultant of this Agreement, nor compliance by the Consultant with the terms and provisions hereof will (i) contravene any provision of any applicable law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or obligation to create or impose)  any  lien  upon  any  of  the  property  or  assets  of  the Consultant or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed or trust, credit agreement or loan agreement or any other agreement, contract or instrument to which the Consultant is a party or by which the Consultant or any of its property or assets is bound or to which it may be subject, or (iii) violate any provision of the articles or certificate if incorporation or bylaws (or similar organizational documents) of the Consultant or any of its subsidiaries.

6.  Indemnification

(a)
The Company agrees to indemnify and hold harmless Consultant against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (and all actions, suits, proceedings and investigations in respect thereof and any and all legal or other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs, expenses, and disbursements, as and when incurred, of investigating, preparing, or defending any such action, proceeding or investigation (whether or not in connection with litigation to which Consultant is party) directly or indirectly, caused by, relating to, based upon, arising out of or in connection with the services rendered by Consultant; provided however, such indemnity agreement shall not apply to any portion of any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense or disbursement to the extent it is found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of Consultant.

(b)
The Consultant agrees to indemnify and hold harmless the Company against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (and all actions, suits, proceedings and investigations in respect thereof and any and all legal or other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs, expenses, and disbursements, as and when incurred, of investigating, preparing, or defending any such action, proceeding or investigation (whether or not in connection with litigation to which the Company is a party) to the extent such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements was found by a court of competent jurisdiction to have resulted from the gross negligence or  willful misconduct of Consultant.

7.  No Interference.

(a)
During the Term and for a period of twelve months thereafter, the Company shall not, whether for its own account or for the account of any other individual, partnership, firm, corporation or other business organization or otherwise solicit, endeavor to entice away from the Consultant, or otherwise interfere with the relationship of the Consultant with, any person who is employed by or otherwise engaged to perform services for the Consultant (including but not limited to, any independent contractors, independent sales representatives or organizations).

(b)
During the Term and for a period of twelve months thereafter, the Consultant shall not, whether for its own account or for the account of any other individual, partnership, firm, corporation or other business organization or otherwise solicit, endeavor to entice away from the Company, or otherwise interfere with the relationship of the Company with, any person who is employed by or otherwise engaged to perform services for the Company (including but not limited to, any independent contractors, independent sales representatives or organizations).

8.  Injunctive Relief.  Without intending to limit the remedies available to the Consultant, the Company acknowledges that a breach of the covenants contained in paragraph 7 of this Agreement (including, but not limited to each of those set forth in section 7 hereof) may result in material irreparable injury to the Consultant or its affiliates or subsidiaries for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Consultant shall be entitled to obtain a temporary restraining order  and/or a preliminary or permanent injunction restraining Consultant from engaging in activities prohibited by this section 8 or such other relief as may be required to specifically enforce any of the covenants in this Agreement.

9.  Independent Contractor.  Nothing herein contained shall be construed to constitute the parties hereto as partners or as joint ventures, or either as agent of the other, or as employer or employee. The parties hereto acknowledge that the Consultant shall be engaged on an independent contractor basis hereunder, and shall not be eligible for benefits generally available to the employees of the Company.  All compensation to be paid to Consultant for its consulting services under this Agreement shall not be subject to any withholding or deductions provided by local, state or federal law.

10.  Relationship.  Nothing herein shall constitute Consultant as an employee or agent of the Company.  It is understood that Consultant is an independent contractor.  Except to such extent as may be expressly agreed for a specific purpose, Consultant shall not have the authority to obligate or commit the Company in any manner whatsoever.  Consultant agrees to work with the Company and agrees not to have any direct verbal or written contact with the Company's clients without the prior written consent of the Company. Consultant shall inform its clients that Consultant is a Consultant of the Company.

11.  Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed effective and given upon actual delivery if presented personally, one business day after the date sent if sent by prepaid telegram, overnight courier service, telex or facsimile transmission or five business days if sent by registered or certified mail, return receipt requested, postage prepaid which shall be addressed to the following addresses:

If to:

Logic International, LLC
711 Fifth Ave, 16th Floor

New York, New York 10022

Attn: Kevin M. Cassidy
Tel: 646-755-3351

Fax: 646-755-3377

10. Miscellaneous.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflict of law principles thereof. Any legal action relating to this agreement or its performance shall be brought in the courts located in the city and state of New York. This Agreement contains the entire agreement and understanding between the parties and supersedes and preempts any prior understandings or agreements, whether written or oral.  The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Consultant. This Agreement shall be binding upon, inure to the benefit of, and shall be enforceable by Consultant and the Company and their respective successors and permitted assigns.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or Consultant without prior written consent of the other party hereto.  If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable  in  any  respect  by  a  court  of  competent  jurisdiction  such invalidity, illegality or  unenforceability shall not  affect  any other provision hereof and the invalid or unenforceable term or  provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.  The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Lattimore Properties, Inc.

By: John Victor Lattimore, Jr.
Authorized Signatory
Dated: 7/1/13

Logic International Consulting Group LLC

By:   /s/ Kevin M. Cassidy
Authorized Signatory

Kevin M. Cassidy, Chief Executive Officer & Managing Member
Dated: 7/1/13

Schedule A
Terms of Consultancy

Subject to section 2 of this agreement, the Consultant shall, from time to time, provide the services described herein to the Company during the period commencing on July 1, 2013 and ending on the close of business on July 1, 2014.

Specific Services to be provided by Consultant:

Management consulting and advisory services including: Executive Management, Strategic

Planning and General Office Administration.

Lattimore Properties, Inc.

By: John Victor Lattimore, Jr.
Authorized Signatory
Dated: 7/1/13

Logic International Consulting Group LLC

By:   /s/ Kevin M. Cassidy
Authorized Signatory

Kevin M. Cassidy, Chief Executive Officer & Managing Member
Dated: 7/1/13

Schedule B
Consultant Compensation

Subject to section 3 of this agreement, The Company shall pay the Consultant for services performed pursuant to this Agreement in accordance with the payment terms set forth on this Schedule B.

1.  Monthly Retainer: Company will pay Consultant a monthly fee of $25,000 per month for each month during the initial term.  The Term hereof may be extended upon the mutual written agreement of the Company and the Consultant.

Lattimore Properties, Inc.

By: John Victor Lattimore, Jr.
Authorized Signatory
Dated: 7/1/13

Logic International Consulting Group LLC

By:   /s/ Kevin M. Cassidy
Authorized Signatory

Kevin M. Cassidy, Chief Executive Officer & Managing Member
Dated: 7/1/13